DRAGON ENERGY CORPORATION
650 POYDRAS STREET, SUITE 2828
NEW ORLEANS, LOUISIANA 70130-6155

FAX	TELEPHONE
(504) 586-0017	(504) 586-1717

September 30, 2005

Argyle Energy, Inc.
10777 Westheimer, Suite 170
Houston, Texas 77042

Attention: Mr. Harry J. Peters

Re:	FIRST AMENDMENT OF FARMOUT AGREEMENT
Barnett Crossroads Prospect (Prospect No. 20)
Escambia County
                                                        A L A B A M A

Gentlemen:

By Ferment Agreement dated August 23, 2004 ("Agreement"), between DRAGON ENERGY CORPORATION ("Dragon") and ARGYLE ENERGY, INC. ("Argyle"), Argyle among other things agreed to commence on or before September 30, 2005, a test well (the "Test Well") in search of oil and/or gas on the Barnett Crossroads Prospect, Escambia County, Alabama.

Dragon and Argyle now desire to amend the Agreement to provide for a later commencement date of the Test Well, and, therefore, in consideration of the covenants, obligations, and undertakings set forth in the Agreement, as herein amended, Dragon and Argyle hereby agree as follows:

2.

AMENDED TEST WELL COMMENCEMENT DATE

Provision 3.1 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

On or before March 31, 2006, Argyle agrees to cause to be commenced, the spudding and actual drilling of a well, utilizing a drilling rig capable of drilling and completing a well to a depth of 14,850 feet TVD, in search of oil or gas at a Mutually acceptable legal location in Section 19, Township 3 North, Range 8 East, Escambia County, Alabama (the "Test Well"). This drilling commencement date will not be extended or delayed for any reason. Such drilling operations to be prosecuted continuously, with diligence and in a workmanlike manner consistent with the practices of a prudent operator, until the Test Well shallhave been drilled to a depth of (a) 14,850 feet TVD below the surface of the earth, or (b) a depth sufficient to test adequately and conclusively the stratigraphic equivalent of the Smackover Formation as seen in the interval between 13,684 feet and 14,016 feet in the Dragon Energy Cotporation-AT1C 23-4 #1 well located in Section 23, Township 3 North, Range 8 East, Escambia County, Alabama, whichever is the shallower depth (the "Objective Depth"), or to such other depth as the parties hereto may agree, as provided hereinafter.

Argyle Energy, Inc.
Attention: Mr. Harry J. Peters
September 30, 2005

Dragon and Argyle hereby ratify and confirm that the Agreement, as amended, is in full force and effect.

Please indicate your acceptance of this FIRST AMENDMENT OF FARMOUT AGREEMENT by dating, signing and thereafter returning to the undersigned the enclosed duplicate copy. The remaining counterpart should be retained for your files. If this FIRST AMENDMENT OF FARMOUT AGREEMENT is circulated and executed by facsimile transmission, the signatures of the Dragon and Argyle shall be considered as original and self-proving for all purposes under the law. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, binding and enforceable document, but all of which shall constitute one and the same instrument.

Very truly yours,

DRAGON ENERGY CORPORATION

By:	/s/ McLain J. Forman
McLAIN J. FORMAN
PRESIDENT

MJF:rs
Attachment

AGREED TO AND ACCEPTED
THIS 30TH DAY OF SEPTEMBER 2005.

ARGYLE ENERGY, INC.

BY:	/s/ Harry J. Peters
HARRY J. PETERS
SENIOR VICE-PRESIDENT